UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 9, 2020

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)
15147 N. Scottsdale Road, Suite H300
Scottsdale, Arizona 85254-2494
(Address of principal executive offices, with Zip Code)
(480) 530-3000
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UEIC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders	1
SIGNATURE	2

Item 5.07 Submission of Matters to a Vote of Security Holders.

Universal Electronics Inc. (the “Company”) held its annual meeting of stockholders on June 9, 2020, and the following matters were voted on at that meeting:

1.      The election of the following director who will serve until his successor is elected and qualified or until his earlier death or resignation:

Director	For	Withheld	Broker Non-Votes	Uncast
Paul D. Arling	11,318,195	824,640	876,820	0
Satjiv S. Chahil	10,830,907	1,311,928	876,820	0
Sue Ann R. Hamilton	12,046,771	96,064	876,820	0
William C. Mulligan	9,819,752	2,323,083	876,820	0
J.C. Sparkman	10,694,643	1,448,192	876,820	0
Gregory P. Stapleton	11,774,662	368,173	876,820	0
Carl E. Vogel	8,098,280	4,044,555	876,820	0
Edward K. Zinser	11,833,498	309,337	876,820	0

2.     Stockholders approved an advisory resolution on the Company’s named executive officer compensation as follows:

For	Against	Abstain	Broker Non-Votes	Uncast
11,229,071	714,930	198,833	876,821	0

3.    The ratification of the appointment of the independent registered public accounting firm Grant Thornton LLP for the year ending December 31, 2020 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes	Uncast
12,891,242	123,675	4,738	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: June 10, 2020	By: /s/ Bryan M. Hackworth
Bryan M. Hackworth
Chief Financial Officer
(Principal Financial Officer)

2